UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 27, 2026
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FGI Industries Ltd.
(Exact name of registrant as specified in its charter)
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Cayman Islands	001-41207	98-1603252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
906 Murray Road
East Hanover, NJ 07936
(Address of principal executive offices) (Zip Code)
(973) 428-0400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.0005 par value per share	FGI	The Nasdaq Stock Market LLC
Warrants to purchase Ordinary Shares	FGIWW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement.
On March 27, 2026, FGI Industries Ltd (the “Company”), through its wholly owned subsidiary FGI Industries, Inc. (the “Borrower”) and certain other loan parties, entered into an Amended and Restated Business Loan Agreement (the “Credit Agreement”) with East West Bank (the “Lender”). The Credit Agreement amends and restates the Borrower’s existing credit facility with the Lender and extends the maturity date of the facility through April 17, 2027 and maintains a maximum borrowing amount of $18,000,000, subject to borrowing base limitations. The Credit Agreement is collateralized by all assets of FGI Industries and guaranteed by the Company, certain other subsidiaries, and by Liang Chou Chen, who holds approximately 49.91% of the voting control of Foremost Groups Ltd.
The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Borrower and other loan parties, including, among other things, restrictions on indebtedness, liens and dispositions. The Credit Agreement contains financial covenants that require the Borrower to maintain aggregate year to date EBITDA figures (defined as earnings before interest, taxes, depreciation and amortization) on a consolidated and unconsolidated basis, tested monthly, of up to $1.6 million and $1.4 million, respectively, as well as maintain certain limits on intercompany loans and affiliate transactions, and provide certain periodic financial reports to the Lender.
The loan bears interest at a variable rate based on the Prime Rate (as quoted by the Wall Street Journal) plus a margin between 0% and 1.5% based on the Company’s trailing twelve month EBITDA (subject to a minimum rate of 4.500% per annum).
The Credit Agreement contains events of default that are customary for a facility of this nature, including (subject in certain cases to grace periods and thresholds) non-payment of principal, non-payment of interest, fees or other amounts, material inaccuracy of representations and warranties, violation of covenants, payment cross-default to other material indebtedness, bankruptcy or insolvency events, failure by the collateral documents to create a valid and perfected security interest in any material portion of the collateral purported to be covered thereby, material judgment defaults and change of control as specified in the Credit Agreement. If an event of default occurs, the maturity of amounts owed may be accelerated.
The foregoing description of the Credit Agreement does not propose to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated herein by reference.
Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
Item 9.01.   Financial Statements and Exhibits.
(d)Exhibits.

Exhibit
Number	Description
10.1*	Amended and Restated Business Loan Agreement (Asset Based), dated as of March 27, 2026, by and between FGI Industries Inc.and East West Bank
104	Cover Page Interactive Data File formatted in Inline XBRL.
* The Company has omitted certain schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted documents to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FGI Industries Ltd.

Date: April 2, 2026	By:	/s/ John Chen
John Chen
Executive Chairman